UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 30, 2011

LOCATEPLUS HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-49957	04-3332304
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center, Suite 235M, Beverly, MA	01915
(Address of Principal Executive Offices)	(Zip Code)
(978) 921-2727
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Entry into USA Protect Asset Purchase Agreement
In connection with its ongoing Chapter 11 case (the “Chapter 11 Case”) in the U.S. Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”), LocatePLUS Holdings Corporation (the “Company”) and certain of its subsidiaries (each a “Debtor” and collectively with the Company, the “Debtors”) conducted a Section 363 auction for the sale of certain of the Debtors’ assets on September 21, 2011 and continued on September 22, 2011 (the “Auction”). As a result of the Auction, the Company, LocatePLUS Corporation and Certifion Corporation, as sellers (the “USA Protect Sellers”), and USA Protect, LLC, as purchaser (“USA Protect”) entered into an Asset Purchase Agreement, dated as of September 30, 2011 (the “USA Protect Asset Purchase Agreement”), pursuant to which the Company agreed to sell substantially all of the assets of the USA Protect Sellers to USA Protect pursuant to Sections 105, 363 and 365 of the U.S. Bankruptcy Code (the “Bankruptcy Code”).
On September 30, 2011, the Bankruptcy Court issued an order approving the proposed sale of the USA Protect Sellers’ assets, among other things, and the Company subsequently closed the transactions contemplated by the USA Protect Asset Purchase Agreement.
Pursuant to the terms of the USA Protect Asset Purchase Agreement, the aggregate consideration received by the Company was comprised of cash in the amount of $3,462,401 and the assumption of certain liabilities.
The foregoing description of the terms of the USA Protect Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Entry into LPHC Asset Purchase Agreement
Also as a result of the Auction, the Company, Employment Screening Profiles, Inc. and Worldwide Information, Inc., as sellers (other than the Company, the “LPHC Sellers”), and LPHC Acquisition Partners LLC, as purchaser (“LPHC”) entered into an Asset Purchase Agreement, dated as of September 30, 2011 (the “LPHC Asset Purchase Agreement”). Pursuant to the LPHC Asset Purchase Agreement, the LPHC Sellers agreed to sell substantially all of their assets and the Company agreed to sell certain of its assets not sold under the USA Protect Asset Purchase Agreement to LPHC pursuant to Sections 105, 363 and 365 of the Bankruptcy Code.
LPHC agreed to purchase the assets for a purchase price comprised of cash in the amount of $400,000, the assumption of certain liabilities and the satisfaction of certain claims in connection with the Chapter 11 Case.
The Company intends to consummate the transactions contemplated by the LPHC Asset Purchase Agreement if the Company does not enter into a proposed Plan of Reorganization to be co-sponsored by LPHC and the Debtors by January 31, 2012. Such date is extendable at the election of LPHC to February 29, 2012 upon payment to the Company of an amount equal to $15,000.
Consummation of the sale to LPHC is subject to a number of customary conditions, including, among others, accuracy of the representations and warranties of the parties; material compliance by the parties with their obligations under the LPHC Asset Purchase Agreement; material consents having been obtained; and no changes having occurred prior to September 30, 2011 that would have a material adverse effect on the assets being acquired by LPHC.

The foregoing description of the terms of the LPHC Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.2 and incorporated herein by reference.
Entry into LPHC Operating Lease Agreement
In connection with its entry into the LPHC Asset Purchase Agreement, the LPHC Sellers entered into an Operating Lease Agreement (the “LPHC Operating Lease Agreement”) with LPHC. Pursuant to the LPHC Operating Lease Agreement, the LPHC Sellers granted complete control over and authority to operate and direct all aspects of the LPHC Sellers’ business to LPHC prior to the consummation of the transactions contemplated by the LPHC Asset Purchase Agreement, until such time that the Bankruptcy Court confirms a Plan of Reorganization or January 31, 2011 unless such date is extended pursuant to the terms of the LPHC Asset Purchase Agreement. During the term of the LPHC Operating Lease Agreement, the LPHC Sellers will retain title to the assets to be sold pursuant to the LPHC Asset Purchase Agreement (the “Assets”) and LPHC will assume the expense and risk of loss and injury related to the operation by LPHC of the Assets. The LPHC Operating Lease Agreement further provides that the LPHC Sellers shall provide certain services to LPHC during the term of the agreement as specified therein.
The foregoing description of the terms of the LPHC Operating Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 1.03 Bankruptcy or Receivership.
The information set forth above under Item 1.01 above is incorporated by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 30, 2011, the Company completed the disposition of certain of its assets pursuant to the USA Protect Asset Purchase Agreement as described in Item 1.01. The information set forth above under Item 1.01 above is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
2.1	Asset Purchase Agreement, dated September 30, 2011, by and between LocatePLUS Holdings Corporation, LocatePLUS Corporation, Certifion Corporation and USA Protect, LLC.

2.2	Asset Purchase Agreement, dated September 30, 2011, by and between LocatePLUS Holdings Corporation, Employment Screening Profiles, Inc., and Worldwide Information, Inc. and LPHC Acquisition Partners LLC.

10.1	Operating Lease Agreement, dated September 30, 2011, by and between Employment Screening Profiles, Inc., Worldwide Information, Inc. and LPHC Acquisition Partners LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011	LOCATEPLUS HOLDINGS CORPORATION
	By:	/s/ Stephen S. Gray
		Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
		Title:	Chapter 11 Trustee